Exhibit 99.10

IRREVOCABLE POWER OF ATTORNEY

This Irrevocable Power of Attorney (this “Power of Attorney”) is made on August 29, 2022 by:

(1)    Hazlet Global Limited, a company organized and existing under the laws of the British Virgin Islands (the “Shareholder”).

(2)    Playtika Holding UK II Limited, a company organized and existing under the laws of England and Wales (“PHUKII”).

WHEREAS, as of the date hereof, the Shareholder owns of record 18,877,659 shares of common stock (“Common Shares”) of Playtika Holding Corp., a Delaware corporation (the “Company”).

WHEREAS, the Shareholder desires to appoint PHUKII as its attorney to exercise certain rights in respect of such Common Shares and other equity securities of the Company it may own from time to time.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    The Shareholder hereby appoints PHUKII under Section 2 (each an “Attorney”), with full power of substitution, the true and lawful attorney-in-fact of the Shareholder, to exercise any voting rights in respect of the Authorized Shares (as defined below), and to do anything necessary or desirable for its exercise of such voting rights, in each case in the Attorney’s sole and absolute discretion without obtaining prior or post consent or confirmation from the Shareholder to exercise such voting rights, including without limitation:

(a)    to receive attend and vote at any meeting of the stockholders of the Company and any adjournment thereof, including any meeting of the members of any particular class or group of stockholders of the Company to which the Shareholder is entitled to attend and vote;

(b)    to sign any written consent as the holder of the Authorized Shares; and

(c)    to complete and return any proxy card, consent, approval or any document required to be signed by the holder of the Authorized Shares in exercising any voting, approval, consent or governance right attached to the Authorized Shares or otherwise exercisable by the holder thereof, whether under applicable laws, the certificate of incorporation or bylaws of the Company, any stockholders agreement in respect of the Company and/or its stockholders, or otherwise.

For purposes of this Power of Attorney, “Authorized Shares” shall mean all Common Shares and other equity securities of the Company legally and/or beneficially owned by the Shareholder, whether presently owned or hereafter acquired, including without limitation any such shares of capital stock or other equity securities of the Company issued to or for the account of the Shareholder in exchange for or in substitution of any of the foregoing.

The power of attorney granted herein is intended to secure a proprietary interest or performance of an obligation and shall be deemed to be coupled with an interest, shall survive and shall not be affected by the dissolution, bankruptcy or legal disability of the Shareholder, and shall extend to its successors and assigns.

2.    PHUKII may in its discretion:

(a)    delegate all or any power conferred on it by this Power of Attorney to any of its officers, directors or other authorized representatives;

(b)    appoint one or more persons to act as its substitute, to exercise all or any power conferred on it by this Power of Attorney; and/or

(c)    revoke any such delegation or appointment from time to time.

3.    The Shareholder hereby ratifies, confirms and approves all actions done or caused to be done, and all agreements, documents or instruments approved, completed, signed, executed or delivered, by any Attorney in the name of or on behalf of the Shareholder under the powers conferred by this Power of Attorney.

4.    The Shareholder hereby agrees and undertakes that it will not exercise any voting rights attached to the Authorized Shares or otherwise exercisable in its capacity as the registered holder of the Authorized Shares, including without limitation not to take any action set forth in Sections 1(a) to (c) with respect to the Authorized Shares, without the prior written consent of PHUKII.

5.    PHUKII may, and the Shareholder shall upon request of PHUKII, register this Power of Attorney in any jurisdiction relevant to the exercise of the power conferred hereby where such registration is necessary or advisable for validity.

6.    The Shareholder represents and warrants to PHUKII as of the date hereof as follows:

(a)    It is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)    It is the record and beneficial owner of 18,877,659 Common Shares.

(c)    It has full power under its constitutional documents, and all corporate authorizations required by it have been unconditionally obtained and are in full force and effect, to permit it to execute, deliver and perform its obligations under this Power of Attorney. This Power of Attorney has been duly and validly executed and delivered by the Shareholder, and constitutes a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles).

(d)    The execution, delivery and performance of this Power of Attorney and the consummation of the transactions contemplated hereunder by the Shareholder do not and will not (i) violate its constitutional documents, (ii) conflict with any material agreement to which it is a party or by which it is bound, or (iii) result in a material violation of any laws applicable to it.

7.    The Attorney assumes no responsibility or liability to any person and shall not be liable for any error of judgment or for anything done or omitted in exercising the powers conferred on it by this Power of Attorney, except as a result of its own willful misconduct or gross negligence.

8.    This Power of Attorney shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.    Any disputes, actions and proceedings arising out of or in any way relating to this Power of Attorney shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal (the “Tribunal”) shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the Tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree upon the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by HKIAC. The Tribunal shall have no authority to award punitive or other punitive-type damages. The award of the Tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. Notwithstanding the foregoing, the parties hereto hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section, any party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Power of Attorney is governed by the laws of the Cayman Islands, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, the foregoing is only applicable to the seeking of interim injunctions and does not restrict the application of this Section in any way.

10.    If any provision of this Power of Attorney is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder of this Power of Attorney in such jurisdiction or the validity or enforceability of this Power of Attorney, including that provision, in any other jurisdiction.

11.    This Power of Attorney shall be irrevocable and shall only be terminated (i) with PHUKII’s prior consent in writing, or (ii) upon receipt by PHUKII of a certificate duly executed by the Shareholder specifying that the Shareholder no longer owns any Authorized Shares. A person who deals with any Attorney in good faith may accept a written statement signed by the Attorney to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date first stated above.

Hazlet Global Limited

By:	/s/ Wang Ruofei
Name: Wang Ruofei
Title: Director

[Signature Page to Irrevocable Power of Attorney]

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date first stated above.

Playtika Holding UK II Limited

By:	/s/ Ron Haim Korczak
Name: Ron Haim Korczak
Title: Director

By:	/s/ Tian Lin
Name: Tian Lin
Title: Director

[Signature Page to Irrevocable Power of Attorney]